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                                                                   Exhibit 10.8d

                   FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

     THAT EMPLOYMENT AGREEMENT made as of the 1st day of November, 1993, by and between THE WISER OIL COMPANY, a Delaware corporation, and LAWRENCE J. FINN (as heretofore amended, the "Agreement") is hereby amended in the following respects only:

     FIRST:  Section 1.02 of the Agreement is hereby amended by restatement in
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its entirety to read as follows:

          1.02.  Term.  Subject to the terms and provisions of Article II
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     hereof, Employee's employment hereunder shall be extended and shall continue through the close of business on June 1, 2000; provided, however, that commencing on June 1, 1999 and on each day thereafter (such date and each day thereafter herein called a "Renewal Date"), Employee's employment hereunder shall be automatically extended so as to terminate at the close of business on the first anniversary of such Renewal Date; provided further that Employee may terminate his employment hereunder at any time for any reason.

     SECOND:  Article II of the Agreement is hereby amended to add a new Section
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2.05 to the end thereof to read as follows:

          2.05.  Severance Payment.  If the Company terminates Employee's
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     employment hereunder other than pursuant to Sections 2.01 and 2.03 hereof, and Employee is not entitled to a payment under the provisions of Section 1.05(a) hereof in connection with such termination, then the Company shall pay to Employee, within 30 days following such termination, as severance pay, an amount in cash equal to Employee's Base Salary at the time of his termination of employment. Such severance pay shall be in addition to any compensation that the Company otherwise agrees to pay Employee in connection with any services rendered by Employee as a consultant or otherwise to the Company or its subsidiaries following the termination of his employment.

     IN WITNESS WHEREOF, this Amendment has been executed and is effective as of June 1, 1999.
                                    LAWRENCE J. FINN

                                    THE WISER OIL COMPANY



                                    By
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                                       Name:
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                                       Title:
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